Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces Increase in Second Quarter and Year-to-date 2019 Earnings

Dunmore, Pa., July 22, 2019/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $2.549 million, or $0.13 per basic and diluted share, for the three months ended June 30, 2019, an increase of $137 thousand, or 5.7%, compared to net income of $2.412 million, or $0.14 per basic and diluted share, for the three months ended June 30, 2018. Net income for the six months ended June 30, 2019 was $5.184 million, or $0.27 per basic and diluted share, an increase of $753 thousand, or 17.0%, from $4.431 million for the same six months of 2018. The increase in second quarter and year-to-date earnings primarily reflected a reduction in the provision loan and lease losses, coupled with an increase in non-interest income. Partially offsetting these positive factors was a decrease in net interest income and an increase in non-interest expense.

For the three months and six months ended June 30, 2019, the annualized return on average assets was 0.85% and 0.86%, respectively, and 0.79% and 0.75%, respectively, for the same periods of 2018. The annualized return on average equity was 8.19% and 8.89%, respectively, for the three- and six-month periods ended June 30, 2019, and 11.23% and 10.34%, respectively, for the comparable periods of 2018. Dividends declared and paid were $0.05 per share for the second quarter and $0.10 per share for the year-to-date period of 2019, a 25.0% increase compared to $0.04 per share and $0.08 per share, respectively, for the three and six months ended June 30, 2018. The dividend pay-out ratio for the six months ended June 30, 2019, was 38.8%, compared to 30.3% for the comparable period of 2018.

Second Quarter 2019 Highlights:

●	Opened a new community banking office in Mountain Top, Luzerne County, Pennsylvania;
●	Completed the relocation of our main office into a new state-of-the-art facility in Dunmore, Lackawanna County, Pennsylvania;
●	Tax-equivalent net interest margin improved 11 basis points on a linked quarter basis to 3.25% for the second quarter of 2019, compared to 3.14% for the first quarter of 2019;
●	Year-to-date 2019 dividend payout ratio of 38.8%; and
●	FNCB Bancorp, Inc. added as a member of the Russell 3000® Index as part of FTSE Russell reconstitution after market close on June 28, 2019.

“The second quarter of 2019 was another profitable quarter for FNCB. Through effective asset/liability management we were able to stabilize funding costs and improve our net interest margin over the prior quarter, as well as improve operating efficiency within our franchise," stated Gerard A. Champi, President and Chief Executive Officer. "At the end of the second quarter of 2019, we were pleased to announce the opening of our newest and seventeenth full-service, banking office in Mountain Top, Pennsylvania and we are excited to be part of, and serve the people and businesses in, the Mountain Top community.  Additionally, at the end of the second quarter, we completed the relocation of our main office to a brand new, state-of-the-art facility. Both locations feature an open, relaxed, cafe-like atmosphere designed to enhance our customer's in-branch banking experience," continued Champi. "For the remainder of 2019, we are focused on enhancements to our mobile-banking platforms, as well as furthering core deposit relationships within the personal and business sectors," Champi concluded.

Summary Results

For the three months ended June 30, 2019, tax-equivalent net interest income decreased $0.3 million, or 3.2% to $9.1 million from $9.4 million for the same three months of 2018. Specifically, interest expense increased $0.5 million, or 25.6%, to $2.5 million for the second quarter of 2019 from $2.0 million for the same quarter of 2018. The increase in interest expense was partially mitigated by an increase in tax-equivalent interest income of $0.2 million, or 1.9%, comparing the second quarters of 2019 and 2018. The increase in second quarter interest expense resulted primarily from a 44-basis point increase in the cost of deposits, coupled with a $61.5 million, or 7.8%, increase in average interest-bearing deposits. The increase in the average balance and cost of interest-bearing deposits was partially offset by a $111.2 million, or 68.0%, reduction in average borrowed funds. Comparing the second quarter of 2019 and 2018, the increase in tax-equivalent interest income was largely caused by a 26-basis point increase in the tax-equivalent yield on loans, partially offset by a $14.3 million decrease in average loans. For the six months ended June 30, 2019, tax-equivalent net interest income decreased $0.2 million, or 1.1% to $18.1 million, from $18.3 million for the same six months of 2018. Similar to the quarter-to-date period, the decrease in year-to-date tax-equivalent net interest income reflected rising deposit costs and higher average balances of interest-bearing deposits, partially offset by a reduction in the average balance of borrowed funds. A 27-basis point increase in the tax-equivalent yield on loans, coupled with a moderate $18.7 million, or 2.2%, increase in average loans, also positively impacted net interest income levels comparing the year-to-date periods of 2019 and 2018. Despite the increase for the quarter and year-to-date periods, deposit costs have stabilized, increasing by 2 basis points on a linked quarter basis from the first quarter of 2019. Additionally, FNCB’s tax-equivalent net interest margin, which decreased consistently over the prior four quarters, increased 11 basis points to 3.25% for the second quarter of 2019  from 3.14% for the first quarter of 2019 and was comparable to the tax-equivalent net interest margin of 3.26% for the second quarter of 2018. For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for the three and six months ended June 30, 2019 and 2018.

Non-interest income increased moderately comparing the quarter and year-to-date periods of 2019 and 2018 due primarily to net gains on the sale of available-for-sale securities, partially offset by a reduction in deposit service charges. FNCB realized net gains on the sale of available-for-sale debt securities of $163 thousand and $323 thousand for the second quarter and year-to-date periods of 2019, respectively, compared to a net loss of $4 thousand for both respective periods of 2018. Deposit services charges decreased $26 thousand and $43 thousand comparing the three months and six months ended June 30, 2019 and 2018, respectively. FNCB implemented a tiered structure for NSF charges during the first quarter of 2019, which was the primary factor causing the reduction in deposit service charges.

For the three months ended June 30, 2019, non-interest expense increased by $156 thousand, or 2.2%, to $7.1 million from $7.0 million for the comparable three months of 2018. Non-interest expense for the six months ended June 30, 2019, increased $349 thousand, or 2.5%, to $14.5 million from $14.2 million for the same six months of 2018. The increase in the three- and six-month periods primarily reflected increases in salaries and employee benefits, data processing costs and bank shares tax, which were partially offset by reductions in occupancy expense, regulatory assessments and other operating expenses.

Asset Quality

Total non-performing loans decreased $0.9 million to $5.3 million, or 0.65% of total loans, at June 30, 2019 from $6.2 million, or 0.74%, of total loans at March 31, 2019. Additionally, FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) improved to 0.99% at June 30, 2019 from 1.28% at March 31, 2019.  The allowance for loan and lease losses was $8.9 million, or 1.10% of total outstanding loans, at June 30, 2019, compared to $9.3 million, or 1.10% of total loans outstanding, at March 31, 2019 and $9.5 million, or 1.13% of total loans outstanding, at December 31, 2018. Management actively manages problem credits through heightened workout efforts focused on developing strategies to resolve borrower difficulties through liquidation of  collateral and other appropriate means. Net charge-offs were $655 thousand, or an annual rate of 0.32% of average loans, for the three months ended June 30, 2019 compared to $983 thousand, or an annual rate of 0.47% of average loans, for the same three months of 2018.

Financial Condition

The balance sheet contracted by $15.7 million, or 1.3%, to $1.199 billion at June 30, 2019, from $1.214 billion at March 31, 2019.  The decrease in total assets primarily reflected a $24.5 million, or 2.9%, decrease in loans, net of deferred costs and unearned income, to $814.4 million at June 30, 2019 from $838.9 million at March 31, 2019, which primarily reflected the planned runoff of indirect automobile loan balances and the anticipated payoff of two large municipal loans, partially offset by growth in construction, land acquisition and development loans. The decrease in loans was partially offset by an $11.8 million, or 4.3% increase in available-for-sale securities to $285.9 million at June 30, 2019 from $274.1 million at March 31, 2019. Total deposits decreased $79.0 million, or 7.6%, to $961.1 million at June 30, 2019 from $1.040 billion at March 31, 2019, which largely reflected the cyclical deposit trends of municipal customers, coupled with a decrease in time deposits. Conversely, total borrowed funds increased $58.2 million to $97.5 million at June 30, 2019 from $39.3 million at March 31, 2019, which was entirely comprised of an increase in FHLB of Pittsburgh advances. Total assets decreased $38.9 million, or 3.1%, from $1.238 billion at December 31, 2018. Similar to the change for the quarter, the decrease from December 31, 2018 reflected a $24.7 million, or 2.9% decrease in loans, net of deferred costs and unearned income, partially offset by an increase of $10.1 million, or 3.4%, in available-for-sale securities. Total deposits decreased $134.5 million, or 12.3%, from $1.096 billion at December 31, 2018, while total borrowed funds increased $63.3 million, or 185.1%, from $34.2 million at December 31, 2018.

Total shareholders’ equity increased $32.5 million, or 33.4%, to $129.7 million at June 30, 2019 from $97.2 million at December 31, 2018. FNCB successfully completed a public offering of its common stock, which resulted in a net increase to capital after offering expenses of $21.3 million in the first quarter of 2019. Also factoring into the capital improvement was net income for the six months ended June 30, 2019 of $5.2 million and a $7.9 million positive change in other comprehensive income related entirely to appreciation in the fair value of available-for-sale debt securities, net of deferred taxes, partially offset by dividends declared of $2.0 million. FNCB’s total risk-based capital and Tier I leverage ratios improved to 15.71% and 11.02%, respectively, at June 30, 2019 from 12.69% and 8.50%, respectively, at December 31, 2018.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 17 community offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2018.

FNCB Bancorp, Inc.
Selected Financial Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2019	2019	2018	2018	2018
Per share data:
Net income (fully diluted)	$0.13	$0.14	$0.42	$0.11	$0.14
Cash dividends declared	$0.05	$0.05	$0.05	$0.04	$0.04
Book value	$6.44	$6.16	$5.78	$5.15	$5.18
Tangible book value	$6.44	$6.16	$5.78	$5.15	$5.18
Market value:
High	$8.12	$10.68	$10.39	$12.00	$10.00
Low	$7.16	$7.14	$8.21	$7.97	$8.01
Close	$7.74	$7.70	$8.44	$9.77	$8.88
Common shares outstanding	20,148,017	20,108,560	16,821,371	16,819,471	16,817,097

Selected ratios:
Annualized return on average assets	0.85%	0.86%	2.26%	0.59%	0.79%
Annualized return on average shareholders' equity	8.19%	9.70%	32.26%	8.41%	11.23%
Efficiency ratio	68.12%	71.24%	47.59%	67.11%	63.94%
Tier I leverage ratio	11.02%	10.45%	8.50%	7.66%	7.69%
Total risk-based capital to risk-adjusted assets	15.71%	15.06%	12.69%	11.42%	11.31%
Average shareholders' equity to average total assets	10.41%	8.89%	7.00%	7.00%	7.05%
Yield on earning assets (FTE)	4.15%	4.06%	4.06%	4.04%	3.96%
Cost of funds	1.11%	1.11%	1.04%	1.00%	0.84%
Net interest spread (FTE)	3.04%	2.95%	3.02%	3.04%	3.12%
Net interest margin (FTE)	3.25%	3.14%	3.17%	3.21%	3.26%
Total delinquent loans/total loans	0.99%	1.28%	0.93%	0.90%	0.71%
Allowance for loan and lease losses/total loans	1.10%	1.10%	1.13%	1.14%	1.11%
Non-performing loans/total loans	0.65%	0.74%	0.56%	0.51%	0.41%
Annualized net charge-offs/average loans	0.32%	0.05%	0.05%	0.36%	0.47%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	June 30,
(in thousands, except share data)	2019	2018
Interest income
Interest and fees on loans	$18,825	$17,319
Interest and dividends on securities
U.S. government agencies	1,799	1,776
State and political subdivisions, tax-free	75	58
State and political subdivisions, taxable	1,832	2,051
Other securities	415	435
Total interest and dividends on securities	4,121	4,320
Interest on interest-bearing deposits in other banks	125	35
Total interest income	23,071	21,674
Interest expense
Interest on deposits	4,382	2,201
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	540	1,059
Interest on subordinated debentures	24	113
Interest on junior subordinated debentures	225	186
Total interest on borrowed funds	789	1,358
Total interest expense	5,171	3,559
Net interest income before provision for loan and lease losses	17,900	18,115
Provision for loan and lease losses	193	1,600
Net interest income after provision for loan and lease losses	17,707	16,515
Non-interest income
Deposit service charges	1,406	1,449
Net gain (loss) on the sale of securities	323	(4)
Net gain (loss) on equity securities	26	(26)
Net gain on the sale of mortgage loans held for sale	129	100
Net gain on the sale of SBA guaranteed loans	-	322
Net gain (loss) on the sale of other real estate owned	9	31
Loan-related fees	151	160
Income from bank-owned life insurance	260	272
Other	789	744
Total non-interest income	3,093	3,048
Non-interest expense
Salaries and employee benefits	7,723	7,151
Occupancy expense	994	1,129
Equipment expense	636	637
Data processing expense	1,570	1,295
Regulatory assessments	244	397
Bank shares tax	555	489
Professional fees	535	492
Insurance expense	246	268
Other operating expenses	2,044	2,340
Total non-interest expense	14,547	14,198
Income before income taxes	6,253	5,365
Income tax expense	1,069	934
Net income	$5,184	$4,431

Income per share
Basic	$0.27	$0.26
Diluted	$0.27	$0.26

Cash dividends declared per common share	$0.10	$0.08
Weighted average number of shares outstanding:
Basic	19,428,717	16,778,188
Diluted	19,435,076	16,801,426

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except share data)	2019	2019	2018	2018	2018
Interest income
Interest and fees on loans	$9,418	$9,407	$9,561	$9,501	$9,031
Interest and dividends on securities
U.S. government agencies	906	893	890	899	886
State and political subdivisions, tax-free	38	37	38	37	38
State and political subdivisions, taxable	811	1,021	1,026	1,028	1,027
Other securities	210	205	167	211	240
Total interest and dividends on securities	1,965	2,156	2,121	2,175	2,191
Interest on interest-bearing deposits in other banks	79	46	36	17	12
Total interest income	11,462	11,609	11,718	11,693	11,234
Interest expense
Interest on deposits	2,144	2,238	2,165	1,559	1,134
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	253	287	251	715	707
Interest on subordinated debentures	0	24	57	58	57
Interest on junior subordinated debentures	111	114	108	106	99
Total interest on borrowed funds	364	425	416	879	863
Total interest expense	2,508	2,663	2,581	2,438	1,997
Net interest income before provision (credit) for loan and lease losses	8,954	8,946	9,137	9,255	9,237
Provision (credit) for loan and lease losses	347	(154)	(199)	1,149	880
Net interest income after provision (credit) for loan and lease losses	8,607	9,100	9,336	8,106	8,357
Non-interest income
Deposit service charges	721	685	725	711	747
Net gain (loss) on the sale of securities	163	160	-	-	(4)
Net gain (loss) on equity securities	14	12	7	(8)	(7)
Net gain on the sale of mortgage loans held for sale	73	56	39	71	51
Net gain on the sale of SBA guaranteed loans	-	-	-	-	71
Net (loss) gain on the sale of other real estate owned	9	-	-	-	(7)
Loan-related fees	72	79	145	85	76
Income from bank-owned life insurance	129	131	142	141	138
Insurance recovery	-	-	6,027	-	-
Other	397	392	337	320	464
Total non-interest income	1,578	1,515	7,422	1,320	1,529
Non-interest expense
Salaries and employee benefits	3,824	3,899	4,048	3,581	3,485
Occupancy expense	444	550	562	500	526
Equipment expense	329	307	318	299	323
Data processing expense	789	781	759	745	647
Regulatory assessments	76	168	213	251	196
Bank shares tax	277	278	(131)	278	222
Professional fees	203	332	295	241	196
Insurance expense	120	126	117	130	133
Other operating expenses	1,060	984	1,760	1,163	1,238
Total non-interest expense	7,122	7,425	7,941	7,188	6,966
Income before income taxes	3,063	3,190	8,817	2,238	2,920
Income tax expense	514	555	1,749	388	508
Net income	$2,549	$2,635	$7,068	$1,850	$2,412

Income per share
Basic	$0.13	$0.14	$0.42	$0.11	$0.14
Diluted	$0.13	$0.14	$0.42	$0.11	$0.14

Cash dividends declared per common share	$0.05	$0.05	$0.05	$0.04	$0.04
Weighted average number of shares outstanding:
Basic	20,129,150	18,720,502	16,820,337	16,818,625	16,792,812
Diluted	20,133,850	18,733,652	16,840,933	16,838,547	16,819,286

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2019	2019	2018	2018	2018
Assets
Cash and cash equivalents:
Cash and due from banks	$24,277	$25,683	$26,673	$23,051	$16,500
Interest-bearing deposits in other banks	5,627	7,062	9,808	7,246	4,624
Total cash and cash equivalents	29,904	32,745	36,481	30,297	21,124
Available-for-sale debt securities, at fair value	285,855	274,114	296,032	288,780	290,863
Equity securities, at fair value	917	904	891	884	892
Restricted stock, at cost	4,618	3,120	3,123	3,333	7,964
Loans held for sale	419	609	820	938	629
Loans, net of net deferred costs and unearned income	814,420	838,864	839,100	864,316	855,391
Allowance for loan and lease losses	(8,945)	(9,253)	(9,519)	(9,827)	(9,459)
Net loans	805,475	829,611	829,581	854,489	845,932
Bank premises and equipment, net	15,923	14,991	14,425	13,895	13,900
Accrued interest receivable	3,640	3,706	3,614	4,061	3,654
Bank-owned life insurance	31,275	31,146	31,015	30,873	30,732
Other real estate owned	560	919	919	715	787
Other assets	20,208	22,526	20,831	22,857	22,810
Total assets	$1,198,794	$1,214,451	$1,237,732	$1,251,122	$1,239,287

Liabilities
Deposits:
Demand (non-interest-bearing)	$157,856	$157,073	$156,600	$166,967	$177,388
Interest-bearing	803,208	883,017	939,029	928,154	777,855
Total deposits	961,064	1,040,090	1,095,629	1,095,121	955,243
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	87,223	28,988	18,930	46,490	174,251
Subordinated debentures	-	-	5,000	5,000	5,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	97,533	39,298	34,240	61,800	189,561
Accrued interest payable	389	339	338	318	331
Other liabilities	10,102	10,942	10,306	7,306	7,027
Total liabilities	1,069,088	1,090,669	1,140,513	1,164,545	1,152,162

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	25,184	25,135	21,026	21,024	21,021
Additional paid-in capital	80,864	80,827	63,547	63,469	63,374
Retained earnings	20,345	18,809	17,186	10,965	9,792
Accumulated other comprehensive income (loss)	3,313	(989)	(4,540)	(8,881)	(7,062)
Total shareholders' equity	129,706	123,782	97,219	86,577	87,125
Total liabilities and shareholders’ equity	$1,198,794	$1,214,451	$1,237,732	$1,251,122	$1,239,287

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(dollars in thousands)	2019	2019	2018	2018	2018
Interest income
Loans:
Loans - taxable	$9,084	$8,940	$9,090	$9,059	$8,631
Loans - tax-free	423	591	596	559	506
Total loans	9,507	9,531	9,686	9,618	9,137
Securities:
Securities, taxable	1,927	2,119	2,083	2,138	2,153
Securities, tax-free	48	47	48	47	48
Total interest and dividends on securities	1,975	2,166	2,131	2,185	2,201
Interest-bearing deposits in other banks	79	46	36	17	12
Total interest income	11,561	11,743	11,853	11,820	11,350
Interest expense
Deposits	2,144	2,238	2,165	1,559	1,134
Borrowed funds	364	425	416	879	863
Total interest expense	2,508	2,663	2,581	2,438	1,997
Net interest income	$9,053	$9,080	$9,272	$9,382	$9,353

Average balances
Earning assets:
Loans:
Loans - taxable	$778,540	$784,359	$796,886	$803,314	$784,427
Loans - tax-free	41,436	59,220	58,722	55,848	49,855
Total loans	819,976	843,579	855,608	859,162	834,282
Securities:
Securities, taxable	274,552	299,498	299,981	303,037	305,627
Securities, tax-free	4,624	4,638	4,651	4,664	4,677
Total securities	279,176	304,136	304,632	307,701	310,304
Interest-bearing deposits in other banks	14,420	9,495	8,438	3,735	2,629
Total interest-earning assets	1,113,572	1,157,210	1,168,678	1,170,598	1,147,215
Non-earning assets	85,429	81,868	72,999	75,518	74,188
Total assets	$1,199,001	$1,239,078	$1,241,677	$1,246,116	$1,221,403
Interest-bearing liabilities:
Deposits	$851,726	$903,542	$926,767	$827,570	$790,233
Borrowed funds	52,313	58,402	62,495	149,682	163,547
Total interest-bearing liabilities	904,039	961,944	989,262	977,252	953,780
Demand deposits	158,413	155,122	157,223	173,616	173,037
Other liabilities	11,698	11,801	8,272	7,983	8,444
Shareholders' equity	124,851	110,211	86,920	87,265	86,142
Total liabilities and shareholders' equity	$1,199,001	$1,239,078	$1,241,677	$1,246,116	$1,221,403

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.67%	4.56%	4.56%	4.51%	4.40%
Interest and fees on loans - tax-free	4.08%	3.99%	4.06%	4.01%	4.06%
Total loans	4.64%	4.52%	4.53%	4.48%	4.38%
Securities:
Securities, taxable	2.81%	2.83%	2.78%	2.82%	2.82%
Securities, tax-free	4.15%	4.05%	4.13%	4.03%	4.11%
Total securities	2.83%	2.85%	2.80%	2.84%	2.84%
Interest-bearing deposits in other banks	2.19%	1.94%	1.71%	1.82%	1.83%
Total earning assets	4.15%	4.06%	4.06%	4.04%	3.96%
Interest-bearing liabilities:
Interest on deposits	1.01%	0.99%	0.93%	0.75%	0.57%
Interest on borrowed funds	2.78%	2.91%	2.66%	2.35%	2.11%
Total interest-bearing liabilities	1.11%	1.11%	1.04%	1.00%	0.84%
Net interest spread	3.04%	2.95%	3.02%	3.04%	3.12%
Net interest margin	3.25%	3.14%	3.17%	3.21%	3.26%

FNCB Bancorp, Inc.
Asset Quality Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2019	2019	2018	2018	2018
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$5,302	$6,175	$4,696	$4,391	$3,469
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	5,302	6,175	4,696	4,391	3,469
Other real estate owned (OREO)	560	919	919	715	787
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$7,762	$8,994	$7,515	$7,006	$6,156

Accruing TDRs	$7,897	$8,215	$8,457	$8,515	$8,741

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,253	$9,519	$9,827	$9,459	$9,562
Loans charged-off	1,123	454	392	1,037	1,310
Recoveries of charged-off loans	468	342	283	256	327
Net charge-offs	655	112	109	781	983
(Credit) provision for loan and lease losses	347	(154)	(199)	1,149	880
Ending balance	$8,945	$9,253	$9,519	$9,827	$9,459